IMMEDIATE RELEASE

TOWNSQUARE ANNOUNCES FIRST QUARTER RESULTS THAT
DEMONSTRATE IMPROVEMENT ACROSS ALL BUSINESS SEGMENTS;
TOWNSQUARE INTERACTIVE RETURNS TO SUBSCRIBER GROWTH AND MONTH-OVER-MONTH REVENUE GROWTH IN MARCH AND APRIL

Digital Represents 53% of First Quarter Total Net Revenue and Adjusted Operating Income

Purchase, NY – May 9, 2024 - Townsquare Media, Inc. (NYSE: TSQ) (“Townsquare”, the "Company," "we," "us," or "our") announced today its financial results for the first quarter ended March 31, 2024.

“I am pleased to share that Townsquare’s first quarter results met our previously issued guidance, and that we are building momentum and gaining market share, primarily due to our local focus and our unique and differentiated digital platform. First quarter net revenue decreased -3.4% year-over-year and Adjusted EBITDA decreased -9.9% year-over-year, both in-line with our expectations. Our first quarter performance improved over the fourth quarter across each of our segments. Importantly, our Digital Advertising segment returned to revenue growth in the first quarter (+1.3% year-over-year), and our Townsquare Interactive segment achieved net subscriber growth and month-over-month revenue growth in March, a meaningful turning point for the business. In total, Digital represented 53% of Townsquare’s first quarter 2024 net revenue and Adjusted Operating Income,” commented Bill Wilson, Chief Executive Officer of Townsquare Media, Inc. “The strong cash generation characteristics of our assets provided us the ability to execute two attractive equity transactions in April using cash on hand: the accretive share repurchase of 1.5 million shares from MSG at an 11% discount to the pre-announcement share price, and an option buyout at an attractive price point, thereby avoiding shareholder dilution. In addition, during the quarter we repurchased $4 million of our common stock, and paid a high-yielding dividend while also investing in our business. We ended the quarter with a strong cash balance of $57 million, and following the April equity transactions, maintained a cash balance of $28 million at the end of April, retaining financial flexibility moving forward.”

Mr. Wilson continued, “Our performance and building momentum reinforces my confidence in our Digital First Local Media strategy, our focus on markets outside of the Top 50 U.S. cities, and our path moving forward. I am pleased to share that others share this view as well. Boyar Research, founded in 1975 and a leading firm of in-depth, independent research on publicly traded U.S. companies, highlighted Townsquare as their “Opportunity Pick” in March 2024, and in their report they derive an intrinsic value of Townsquare of $25.30 per share based on a sum-of-the-parts valuation. They also invited me to be a guest on their podcast, “The World According to Boyar”. Both the report and the podcast are available to our current and prospective investors on our website.”

“Townsquare’s differentiated Digital Advertising platform has already returned to growth, Townsquare Interactive is solidly on the path to recovery, and our mature, cash cow Broadcast Advertising platform has and continues to generate a solid profit, contributing to our strong cash generation. Due to our current cash position and our strong cash generation, we retain financial flexibility moving forward and we are confident in our ability to build shareholder value for our investors through long-term net revenue, Adjusted EBITDA and cash flow growth, net leverage reduction, future dividend payments, and potential future share repurchases,” concluded Mr. Wilson.

The Company announced today that its Board of Directors approved a quarterly cash dividend of $0.1975 per share. The dividend will be payable on August 1, 2024 to shareholders of record as of the close of business on July 15, 2024. As of yesterday’s closing price that reflects a dividend yield of approximately 6%.

Segment Reporting
We have three reportable operating segments, Subscription Digital Marketing Solutions, Digital Advertising and Broadcast Advertising. The Subscription Digital Marketing Solutions segment includes our subscription digital marketing solutions business, Townsquare Interactive. The Digital Advertising segment, marketed externally as Townsquare Ignite, includes digital advertising on our owned and operated digital properties, our first party data digital management platform and our digital programmatic advertising platform. The Broadcast Advertising segment includes our local, regional, and national advertising products and solutions delivered via terrestrial radio broadcast, and other miscellaneous revenue that is associated with our broadcast advertising platform. The remainder of our business is reported in the Other category, which includes our live events business.

First Quarter Results*
•As compared to the first quarter of 2023:
•Net revenue decreased 3.4%, and 4.2% excluding political
•Net income increased $3.5 million
•Adjusted EBITDA decreased 9.9%
•Total Digital net revenue decreased 5.2%
•Subscription Digital Marketing Solutions (“Townsquare Interactive”) net revenue decreased 15.3%
•Digital Advertising net revenue increased 1.3%
•Total Digital Adjusted Operating Income decreased 22.8%
•Subscription Digital Marketing Solutions Adjusted Operating Income decreased 9.7%
•Digital Advertising Adjusted Operating Income decreased 30.1%
•Broadcast Advertising net revenue decreased 1.0%, and decreased 2.8% excluding political
•Diluted income per share was $0.06
•Repurchased 0.4 million shares of the Company’s common stock at an average price of $10.80
•In April 2024, repurchased and retired 1.5 million shares of the Company's common stock at an average price of $9.76 per share
•In April 2024, purchased and retired 3.2 million options expiring in July 2024 for a net purchase price of $3.61 per option
*See below for discussion of non-GAAP measures.

Guidance
For the second quarter of 2024, net revenue is expected to be between $117.5 million and $119.0 million, and Adjusted EBITDA is expected to be between $26.0 million and $27.0 million.

For the full year 2024, net revenue guidance is reaffirmed to be between $440 million and $460 million, and Adjusted EBITDA guidance is reaffirmed to be between $100 million and $110 million.

Quarter Ended March 31, 2024 Compared to the Quarter Ended March 31, 2023

Net Revenue
Net revenue for the three months ended March 31, 2024 decreased $3.5 million, or 3.4%, to $99.6 million as compared to $103.1 million in the same period in 2023. Subscription Digital Marketing Solutions net revenue decreased $3.3 million, or 15.3%, Broadcast Advertising net revenue decreased $0.5 million, or 1.0%, and Other net revenue decreased $0.2 million, or 7.8%, as compared to the same period in 2023. Digital Advertising net revenue increased $0.4 million, or 1.3%, as compared to the same period in 2023. Excluding political revenue of $1.1 million and $0.2 million for the three months ended March 31, 2024 and 2023, respectively, net revenue decreased $4.3 million, or 4.2%, to $98.6 million, Broadcast Advertising net revenue decreased $1.3 million, or 2.8%, to $44.5 million, and Digital Advertising net revenue increased $0.4 million, or 1.2%, to $34.1 million.

Net Income (Loss)
For the three months ended March 31, 2024, we reported net income of $1.6 million, as compared to a net loss of $1.9 million in the same period last year. The increase was primarily due to a $6.9 million decrease in non-cash impairment charges, a $3.1 million increase in Other income and a $1.4 million decrease in direct operating expenses, partially offset by a $3.5 million decrease in net revenue, a $1.2 million increase in transaction and business realignment costs, and a $1.1 million increase in stock-based compensation.

Adjusted EBITDA
Adjusted EBITDA for the three months ended March 31, 2024 decreased $1.9 million, or 9.9%, to $17.5 million, as compared to $19.4 million in the same period last year. Adjusted EBITDA (Excluding Political) decreased $2.6 million, or 13.7%, to $16.6 million, as compared to $19.3 million in the same period last year.

Liquidity and Capital Resources
As of March 31, 2024, we had a total of $56.6 million of cash and cash equivalents and $503.6 million of outstanding indebtedness, representing 5.13x and 4.56x gross and net leverage, respectively, based on Adjusted EBITDA for the twelve months ended March 31, 2024, of $98.1 million.

The table below presents a summary, as of May 6, 2024, of our outstanding common stock.

Security	Number Outstanding	Description
Class A common stock	14,305,687	One vote per share.
Class B common stock	815,296	10 votes per share.[1]
Total	15,120,983
[1] Each share converts into one share of Class A common stock upon transfer or at the option of the holder, subject to certain conditions, including compliance with FCC rules.

Conference Call
Townsquare Media, Inc. will host a conference call to discuss certain first quarter 2024 financial results and 2024 guidance on Thursday, May 9, 2024 at 8:00 a.m. Eastern Time. The conference call dial-in number is 1-888-886-7786 (U.S. & Canada) or 1-416-764-8658 (International) and the confirmation code is 03705452. A live webcast of the conference call will also be available on the investor relations page of the Company’s website at www.townsquaremedia.com.

A replay of the conference call will be available through May 16, 2024. To access the replay, please dial 1-844-512-2921 (U.S. and Canada) or 1-412-317-6671 (International) and enter confirmation code 03705452. A web-based archive of the conference call will also be available at the above website.

About Townsquare Media, Inc.
Townsquare is a community-focused digital media and digital marketing solutions company with market leading local radio stations, principally focused outside the top 50 markets in the U.S. Our assets include a subscription digital marketing services business, Townsquare Interactive, providing website design, creation and hosting, search engine optimization, social media and online reputation management as well as other digital monthly services for approximately 23,300 SMBs; a robust digital advertising division, Townsquare Ignite, a powerful combination of a) an owned and operated portfolio of more than 400 local news and entertainment websites and mobile apps along with a network of leading national music and entertainment brands, collecting valuable first party data and b) a proprietary digital programmatic advertising technology stack with an in-house demand and data management platform; and a portfolio of 349 local terrestrial radio stations in 74 U.S. markets strategically situated outside the Top 50 markets in the United States. Our portfolio includes local media brands such as WYRK.com, WJON.com and NJ101.5.com, and premier national music brands such as XXLmag.com, TasteofCountry.com, UltimateClassicRock.com, and Loudwire.com. For more information, please visit www.townsquaremedia.com, www.townsquareinteractive.com and www.townsquareignite.com.

Forward-Looking Statements
Except for the historical information contained in this press release, the matters addressed are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements often discuss our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “aim,” “anticipate,” “estimate,” “expect,” “forecast,” “outlook,” “potential,” “project,” “projection,” “plan,” “intend,” “seek,” “believe,” “may,” “could,” “would,” “will,” “should,” “can,” “can have,” “likely,” the negatives thereof and other words and terms. Actual events or results may differ materially from the results anticipated in these forward-looking statements as a result of a variety of factors. While it is impossible to identify all such factors, factors that could cause actual results to differ materially from those estimated by us include the impact of general economic conditions in the United States, or in the specific markets in which we currently do business including supply chain disruptions, inflation, labor shortages and the effect on advertising activity, industry conditions, including existing competition and future competitive technologies, the popularity of radio as a broadcasting and advertising medium, cancellations, disruptions or postponements of advertising schedules in response to national or world events, our ability to develop and maintain digital technologies and hire and retain technical and sales talent, our dependence on key personnel, our capital expenditure requirements, our continued ability to identify suitable acquisition targets, and consummate and integrate any future acquisitions, legislative or regulatory requirements, risks and uncertainties relating to our leverage and changes in interest rates, our ability to obtain financing at times, in amounts and at rates considered appropriate by us, our ability to access the capital markets as and when needed and on terms that we consider favorable to us and other factors discussed in this section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this report and under “Risk Factors” in our 2023 Annual Report on Form 10-K, for the year ended December 31, 2023, filed with the SEC on March 15,

2024, as well as other risks discussed from time to time in our filings with the SEC. Many of these factors are beyond our ability to predict or control. In addition, as a result of these and other factors, our past financial performance should not be relied on as an indication of future performance. The cautionary statements referred to in this section also should be considered in connection with any subsequent written or oral forward-looking statements that may be issued by us or persons acting on our behalf. The forward-looking statements included in this report are made only as of the date hereof or as of the date specified herein. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Non-GAAP Financial Measures and Definitions
In this press release, we refer to Adjusted Operating Income, Adjusted EBITDA, Adjusted EBITDA (Excluding Political), Adjusted Net Income and Adjusted Net Income Per Share which are financial measures that have not been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”).

We define Adjusted Operating Income as operating income before the deduction of depreciation and amortization, stock-based compensation, corporate expenses, transaction costs, business realignment costs, impairments and net loss (gain) on sale and retirement of assets. We define Adjusted EBITDA as net income before the deduction of income taxes, interest expense, net, gain on repurchases of debt, transaction and business realignment costs, depreciation and amortization, stock-based compensation, impairments, net loss (gain) on sale and retirement of assets and other expense (income) net. We define Adjusted EBITDA (Excluding Political) as Adjusted EBITDA less political net revenue, net of a fifteen percent deduction to account for estimated national representative firm fees, music licensing fees and sales commissions expense. Adjusted Net Income is defined as net income before the deduction of transaction and business realignment costs, impairments, gain on sale of investment, change in fair value of investment, net loss (gain) on sale and retirement of assets, gain on repurchases of debt, gain on sale of digital assets, gain on insurance recoveries and net income attributable to non-controlling interest, net of income taxes stated at the Company's applicable statutory effective tax rate. Adjusted Net Income Per Share is defined as Adjusted Net Income divided by the weighted average shares outstanding. We define Net Leverage as our total outstanding indebtedness, net of our total cash balance as of March 31, 2024, divided by our Adjusted EBITDA for the twelve months ended March 31, 2024. These measures do not represent, and should not be considered as alternatives to or superior to, financial results and measures determined or calculated in accordance with GAAP. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. You should be aware that in the future we may incur expenses or charges that are the same as or similar to some of the adjustments in the presentation, and we do not infer that our future results will be unaffected by unusual or non-recurring items. In addition, these non-GAAP measures may not be comparable to similarly-named measures reported by other companies.

We use Adjusted Operating Income to evaluate the operating performance of our business segments. We use Adjusted EBITDA and Adjusted EBITDA (Excluding Political) to facilitate company-to-company operating performance comparisons by backing out potential differences caused by variations in capital structures (affecting interest expense), taxation and the age and book depreciation of facilities and equipment (affecting relative depreciation expense), which may vary for different companies for reasons unrelated to operating performance, and to facilitate year over year comparisons, by backing out the impact of political revenue which varies depending on the election cycle and may be unrelated to operating performance. We use Adjusted Net Income and Adjusted Net Income Per Share to assess total company operating performance on a consistent basis. We use Net Leverage to measure the Company’s ability to handle its debt burden. We believe that these measures, when considered together with our GAAP financial results, provide management and investors with a more complete understanding of our business operating results, including underlying trends, by excluding the effects of transaction costs, net loss (gain) on sale and retirement of assets, business realignment costs and certain impairments. Further, while discretionary bonuses for members of management are not determined with reference to specific targets, our board of directors may consider Adjusted Operating Income, Adjusted EBITDA, Adjusted EBITDA (Excluding Political), Adjusted Net Income, Adjusted Net Income Per Share, and Net Leverage when determining discretionary bonuses.

Investor Relations
Claire Yenicay
(203) 900-5555
investors@townsquaremedia.com

TOWNSQUARE MEDIA, INC.
CONSOLIDATED BALANCE SHEETS
(in Thousands, Except Share and Per Share Data)
(unaudited)

	March 31, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$56,600	$61,046
Accounts receivable, net of allowance for credit losses of $4,156 and $4,041, respectively	53,894	60,780
Prepaid expenses and other current assets	10,823	10,356
Total current assets	121,317	132,182
Property and equipment, net	110,580	110,194
Intangible assets, net	197,168	200,306
Goodwill	157,270	157,270
Investments	3,309	3,542
Operating lease right-of-use assets	45,732	46,887
Other assets	819	1,165
Restricted cash	505	503
Total assets	$636,700	$652,049
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,545	$5,036
Deferred revenue	9,814	9,059
Accrued compensation and benefits	14,355	13,085
Accrued expenses and other current liabilities	25,293	25,112
Operating lease liabilities, current	9,549	9,376
Accrued interest	5,782	14,420
Total current liabilities	69,338	76,088
Long-term debt, net of deferred finance costs of $3,513 and $3,960, respectively	500,105	499,658
Deferred tax liability	11,864	11,856
Operating lease liability, net of current portion	41,089	41,437
Other long-term liabilities	12,464	13,099
Total liabilities	634,860	642,138
Stockholders’ equity:
Class A common stock, par value $0.01 per share; 300,000,000 shares authorized; 16,431,150 and 14,023,767 shares issued and outstanding, respectively	164	140
Class B common stock, par value $0.01 per share; 50,000,000 shares authorized; 815,296 and 815,296 shares issued and outstanding, respectively	8	8
Class C common stock, par value $0.01 per share; 50,000,000 shares authorized; 0 and 1,961,341 shares issued and outstanding, respectively	—	20
Total common stock	172	168
Treasury stock, at cost; 580,527 and 183,768 shares of Class A common stock, respectively	(6,476)	(2,177)
Additional paid-in capital	308,441	310,612
Accumulated deficit	(304,215)	(302,193)
Non-controlling interest	3,918	3,501
Total stockholders’ equity	1,840	9,911
Total liabilities and stockholders’ equity	$636,700	$652,049

TOWNSQUARE MEDIA, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in Thousands, Except Per Share Data)
(unaudited)

	Three Months Ended March 31,
	2024	2023
Net revenue	$99,633	$103,110
Operating costs and expenses:
Direct operating expenses, excluding depreciation, amortization, and stock-based compensation	76,895	78,324
Depreciation and amortization	4,935	4,944
Corporate expenses	5,217	5,345
Stock-based compensation	2,870	1,772
Transaction and business realignment costs	1,444	292
Impairment of intangible and long-lived assets	1,618	8,487
Net loss (gain) on sale and retirement of assets	14	(292)
Total operating costs and expenses	92,993	98,872
Operating income	6,640	4,238
Other expense (income):
Interest expense, net	9,031	9,558
Gain on repurchases of debt	—	(775)
Other income, net	(4,151)	(1,026)
Income (loss) from operations before tax	1,760	(3,519)
Income tax provision (benefit)	207	(1,578)
Net income (loss)	$1,553	$(1,941)

Net income (loss) attributable to:
Controlling interests	$1,136	$(2,421)
Non-controlling interests	417	480
Net income (loss)	$1,553	$(1,941)

Basic income (loss) per share	$0.07	$(0.14)

Diluted income (loss) per share	$0.06	$(0.14)

Weighted average shares outstanding:
Basic	16,562	17,204
Diluted	18,762	17,204

TOWNSQUARE MEDIA, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in Thousands)
(unaudited)

	Three Months Ended March 31,
	2024	2023
Cash flows from operating activities:
Net income (loss)	$1,553	$(1,941)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	4,935	4,944
Amortization of deferred financing costs	447	425
Non-cash lease expense	1	41
Net deferred taxes and other	8	(1,766)
Allowance for credit losses	1,260	1,323
Stock-based compensation expense	2,870	1,772
Gain on repurchases of debt	—	(775)
Trade and barter activity, net	(195)	(454)
Impairment of intangible and long-lived assets	1,618	8,487
Realized gain on sale of digital assets	—	(839)
Gain on sale of investment	(4,009)	—
Unrealized loss on investment	233	134
Amortization of content rights	1,222	1,200
Change in content rights liabilities	(1,200)	258
Other	1,210	(555)
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	5,390	5,058
Prepaid expenses and other assets	71	4,465
Accounts payable	(513)	(22)
Accrued expenses	(4,589)	(3,134)
Accrued interest	(8,638)	(9,258)
Other long-term liabilities	(3)	(8)
Net cash provided by operating activities	1,671	9,355
Cash flows from investing activities:
Purchase of property and equipment	(4,428)	(3,639)
Proceeds from sale of digital assets	—	2,975
Proceeds from sale of assets and investment related transactions	4,147	493
Net cash used in investing activities	(281)	(171)
Cash flows from financing activities:
Repurchases of 2026 Notes	—	(11,248)
Dividend payments	(3,248)	—
Proceeds from stock options exercised	1,990	31
Shares withheld in lieu of employee tax withholding	(35)	—
Withholdings for shares issued under the ESPP	403	430
Repurchases of stock	(4,299)	—
Repayments of capitalized obligations	(645)	(45)
Net cash used in financing activities	(5,834)	(10,832)
Cash and cash equivalents and restricted cash:
Net decrease in cash, cash equivalents and restricted cash	(4,444)	(1,648)
Beginning of period	61,549	43,913
End of period	$57,105	$42,265

TOWNSQUARE MEDIA, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)
(in Thousands)
(unaudited)

	Three Months Ended March 31,
	2024	2023
Supplemental Disclosure of Cash Flow Information:
Cash payments:
Interest	$17,638	$18,728
Income taxes	12	4

Supplemental Disclosure of Non-cash Activities:
Dividends declared, but not paid during the period	$3,158	$3,343
Property and equipment acquired in exchange for advertising(1)	404	98
Accrued capital expenditures	107	89

Supplemental Disclosure of Cash Flow Information relating to Leases:
Cash paid for amounts included in the measurement of operating lease liabilities, included in operating cash flows	$3,026	$3,029
Right-of-use assets obtained in exchange for operating lease obligations	2,140	1,309

Reconciliation of cash, cash equivalents and restricted cash
Cash and cash equivalents	$56,600	$41,768
Restricted cash	505	497
	$57,105	$42,265
(1) Represents total advertising services provided by the Company in exchange for property and equipment during each of the three months ended March 31, 2024 and 2023, respectively.

TOWNSQUARE MEDIA, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS BY SEGMENT
(in Thousands)
(unaudited)

	Three Months Ended March 31,
	2024	2023	% Change
Subscription Digital Marketing Solutions	$18,253	$21,561	(15.3)%
Digital Advertising	34,156	33,707	1.3%
Broadcast Advertising	45,455	45,923	(1.0)%
Other	1,769	1,919	(7.8)%
Net revenue	99,633	103,110	(3.4)%
Subscription Digital Marketing Solutions Expenses	13,197	15,962	(17.3)%
Digital Advertising expenses	27,100	23,613	14.8%
Broadcast Advertising expenses	35,270	37,365	(5.6)%
Other expenses	1,328	1,384	(4.0)%
Direct operating expenses	76,895	78,324	(1.8)%
Depreciation and amortization	4,935	4,944	(0.2)%
Corporate expenses	5,217	5,345	(2.4)%
Stock-based compensation	2,870	1,772	62.0%
Transaction and business realignment costs	1,444	292	394.5%
Impairment of intangible and long-lived assets	1,618	8,487	(80.9)%
Net loss (gain) on sale and retirement of assets	14	(292)	(104.8)%
Total operating costs and expenses	92,993	98,872	(5.9)%
Operating income	6,640	4,238	56.7%
Other expense (income):
Interest expense, net	9,031	9,558	(5.5)%
Gain on repurchases of debt	—	(775)	(100.0)%
Other income, net	(4,151)	(1,026)	304.6%
Income (loss) from operations before tax	1,760	(3,519)	**
Income tax provision (benefit)	207	(1,578)	**
Net income (loss)	$1,553	$(1,941)	**
** not meaningful

The following table presents Net revenue and Adjusted Operating Income by segment, for the three months ended March 31, 2024, and 2023, respectively (in thousands):

	Three Months Ended March 31,
	(Unaudited)
	2024	2023	% Change
Subscription Digital Marketing Solutions	$18,253	$21,561	(15.3)%
Digital Advertising	34,156	33,707	1.3%
Digital	52,409	55,268	(5.2)%
Broadcast Advertising	45,455	45,923	(1.0)%
Other	1,769	1,919	(7.8)%
Net revenue	$99,633	$103,110	(3.4)%
Subscription Digital Marketing Solutions	$5,056	$5,599	(9.7)%
Digital Advertising	7,056	10,094	(30.1)%
Digital	12,112	15,693	(22.8)%
Broadcast Advertising	10,185	8,558	19.0%
Other	441	535	(17.6)%
Adjusted Operating Income	$22,738	$24,786	(8.3)%

The following table reconciles Net revenue to Net revenue, excluding political revenue on a GAAP basis by segment for the three months ended March 31, 2024, and 2023, respectively (in thousands):

	Three Months Ended March 31,
	(Unaudited)
	2024	2023	% Change
Subscription Digital Marketing Solutions	$18,253	$21,561	(15.3)%
Digital Advertising	34,156	33,707	1.3%
Digital	52,409	55,268	(5.2)%
Broadcast Advertising	45,455	45,923	(1.0)%
Other	1,769	1,919	(7.8)%
Net revenue	$99,633	$103,110	(3.4)%
Subscription Digital Marketing Solutions political revenue	—	—	—
Digital Advertising political revenue	72	15	380.0%
Broadcast Advertising political revenue	988	198	399.0%
Other political revenue	—	—	—
Political revenue	$1,060	$213	397.7%
Subscription Digital Marketing Solutions net revenue (ex. political)	$18,253	$21,561	(15.3)%
Digital Advertising net revenue (ex. political)	34,084	33,692	1.2%
Digital net revenue (ex. political)	52,337	55,253	(5.3)%
Broadcast Advertising political net revenue (ex. political)	44,467	45,725	(2.8)%
Other net revenue (ex. political)	1,769	1,919	(7.8)%
Net revenue (ex. political)	$98,573	$102,897	(4.2)%

The following table reconciles on a GAAP basis net income (loss), the most directly comparable financial measure calculated and presented in accordance with GAAP, to Adjusted Net Income for the three months ended March 31, 2024, and 2023, respectively (in thousands, except per share data):

	Three Months Ended March 31,
	(Unaudited)
	2024	2023
Net income (loss)	$1,553	$(1,941)
Income tax provision (benefit)	207	(1,578)
Income (loss) from operations before taxes	1,760	(3,519)
Transaction and business realignment costs	1,444	292
Impairment of intangible and long-lived assets	1,618	8,487
Net loss (gain) on sale and retirement of assets	14	(292)
Gain on repurchases of debt	—	(775)
Gain on sale of digital assets	—	(839)
Gain on sale of investment	(4,009)	—
Change in fair value of investment	233	134
Gain on insurance recoveries	—	(372)
Net income attributable to non-controlling interest, net of income taxes	(417)	(480)
Adjusted net income before income taxes	643	2,636
Income tax provision (1)	163	669
Adjusted Net Income	$480	$1,967

Adjusted Net Income Per Share:
Basic	$0.03	$0.11
Diluted	$0.03	$0.11

Weighted average shares outstanding:
Basic	16,562	17,204
Diluted	18,762	17,483
(1) Income tax provision for the three months ended March 31, 2024 and 2023 was calculated using the Company's statutory effective tax rate.

The following table reconciles on a GAAP basis net income (loss), the most directly comparable financial measure calculated and presented in accordance with GAAP, to Adjusted EBITDA, Adjusted EBITDA (Excluding Political), and Adjusted EBITDA Less Interest, Capex and Taxes for the three months ended March 31, 2024, and 2023, respectively (dollars in thousands):

	Three Months Ended March 31,
	(Unaudited)
	2024	2023
Net income (loss)	$1,553	$(1,941)
Income tax provision (benefit)	207	(1,578)
Interest expense, net	9,031	9,558
Gain on repurchases of debt	—	(775)
Depreciation and amortization	4,935	4,944
Stock-based compensation	2,870	1,772
Transaction and business realignment costs	1,444	292
Impairment of intangible and long-lived assets	1,618	8,487
Other (a)	(4,137)	(1,318)
Adjusted EBITDA	$17,521	$19,441
Political Adjusted EBITDA	(901)	(181)
Adjusted EBITDA (Excluding Political)	$16,620	$19,260
Political Adjusted EBITDA	901	181
Net cash paid for interest	(17,638)	(18,728)
Capital expenditures	(4,428)	(3,639)
Cash paid for taxes	(12)	(4)
Adjusted EBITDA Less Interest, Capex and Taxes	$(4,557)	$(2,930)
(a) Other includes net loss on sale and retirement of assets and other expense (income), net.

The following table reconciles net income (loss), the most directly comparable financial measure calculated and presented in accordance with GAAP, to Adjusted EBITDA on a quarterly basis for the twelve months ended March 31, 2024 (dollars in thousands):

	Three Months Ended				Twelve Months Ended
	(Unaudited)
	June 30, 2023	September 30, 2023	December 31, 2023	March 31, 2024	March 31, 2024
Net income (loss)	$(2,700)	$(36,503)	$(1,878)	$1,553	$(39,528)
Income tax benefit	(6,520)	17,478	(15,522)	207	(4,357)
Interest expense, net	9,314	9,343	9,034	9,031	36,722
Gain on repurchases of debt	(44)	(430)	—	—	(474)
Depreciation and amortization	4,835	4,717	4,704	4,935	19,191
Stock-based compensation	2,106	2,350	1,805	2,870	9,131
Transaction and business realignment costs	311	161	405	1,444	2,321
Impairment of intangible assets, investments, goodwill and long-lived assets	26,240	30,970	24,881	1,618	83,709
Other (a)	(4,927)	(909)	1,349	(4,137)	(8,624)
Adjusted EBITDA	$28,615	$27,177	$24,778	$17,521	$98,091
(a) Other includes net (loss) gain on sale and retirement of assets and other (income) expense, net.

The following tables reconcile Operating income (loss), the most directly comparable financial measure calculated and presented in accordance with GAAP, to Adjusted Operating Income by segment for the three months ended March 31, 2024, and 2023 (in thousands):

	Three Months Ended March 31, 2024
	(Unaudited)
	Subscription Digital Marketing Solutions	Digital Advertising	Broadcast Advertising	Other	Corporate and Other Reconciling Items	Total
Operating income (loss)	$4,288	$6,727	$5,482	$398	$(10,255)	$6,640
Depreciation and amortization	614	181	2,864	33	1,243	4,935
Corporate expenses	—	—	—	—	5,217	5,217
Stock-based compensation	154	148	189	4	2,375	2,870
Transaction and business realignment costs	—	—	18	6	1,420	1,444
Impairment of long-lived assets	—	—	1,618	—	—	1,618
Net loss on sale and retirement of assets	—	—	14	—	—	14
Adjusted Operating Income	$5,056	$7,056	$10,185	$441	$—	$22,738

	Three Months Ended March 31, 2023
	(Unaudited)
	Subscription Digital Marketing Solutions	Digital Advertising	Broadcast Advertising	Other	Corporate and Other Reconciling Items	Total
Operating income (loss)	$5,143	$9,885	$(3,594)	$486	$(7,682)	$4,238
Depreciation and amortization	328	164	3,600	36	816	4,944
Corporate expenses	—	—	—	—	5,345	5,345
Stock-based compensation	128	45	164	2	1,433	1,772
Transaction and business realignment costs	—	—	193	11	88	292
Impairment of intangible and long-lived assets	—	—	8,487	—	—	8,487
Net gain on sale and retirement of assets	—	—	(292)	—	—	(292)
Adjusted Operating Income	$5,599	$10,094	$8,558	$535	$—	$24,786